Exhibit 99.1

FirstEnergy Corp.                                 For Release: February 21, 2006
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:
Ellen S. Raines
(330) 384-5808

ROBERT B. HEISLER JR. ELECTED TO FIRSTENERGY BOARD

Akron, OH - FirstEnergy Corp. (NYSE: FE) today announced that Robert B. “Yank” Heisler Jr., chairman of KeyBank N.A., chief executive officer of the McDonald Financial Group, and executive vice president of KeyCorp., has been elected to the company’s Board of Directors. Mr. Heisler served on the Board of Directors of FirstEnergy between 1998 and 2004.

“We are pleased that Yank has accepted our invitation to rejoin the Board of FirstEnergy,” said Board Chairman George Smart. “His knowledge of the company and industry, as well as his financial experience, will again serve our company and our shareholders well.”

Mr. Heisler also is chairman of Team NEO, a regional economic development organization; immediate past chairman of the Kent State University Foundation; treasurer of the Musical Arts Association; and co-chairman of United Way Leadership Circle.

FirstEnergy is a diversified energy company headquartered in Akron, Ohio. Its subsidiaries and affiliates are involved in the generation, transmission and distribution of electricity, as well as energy management and other energy-related services. Its seven electric utility operating companies comprise the nation’s fifth largest investor-owned electric system, based on 4.5 million customers served within a 36,100-square-mile area of Ohio, Pennsylvania and New Jersey.

Forward-Looking Statement: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), the repeal of the Public Utility Holding Company Act of 1935 and the legal and regulatory changes resulting from the implementation of the Energy Policy Act of 2005, the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to the settlement agreement resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney's Office, the Nuclear Regulatory Commission and the various state public utility commissions as disclosed in our Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the continuing availability and operation of generating units, the ability of our generating units to continue to operate at, or near full capacity, our inability to accomplish or realize anticipated benefits from strategic goals (including employee workforce factors), the anticipated benefits from our voluntary pension plan contributions, our ability to improve electric commodity margins and to experience growth in the distribution business, our ability to access the public securities and other capital markets and the cost of such capital, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, circumstances which may lead management to seek, or the Board of Directors to grant, in each case in its sole discretion, authority for the implementation of a share repurchase program in the future, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time during any annual period may in aggregate vary from the indicated amounts due to circumstances considered by the Board at the time of the actual declarations. Also, a security rating should not be viewed as a recommendation to buy, sell or hold securities and it may be subject to revision or withdrawal at any time. We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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